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                                                                    Exhibit 23.2

                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholder of

 Texas-New Mexico Power Company:

   As independent public accountants, we hereby consent to the use of our report dated February 16, 2000, and to all references to our Firm included in this (Amendment No. 1 Form S-4) registration statement.

Arthur Andersen LLP

Fort Worth, Texas

July 11, 2000